Exhibit 10.2

SUBSCRIPTION AGREEMENT FOR

COMMON SHARES OF

UNITED COMMUNITY FINANCIAL CORP.

January     , 2013

United Community Financial Corp.

275 West Federal Street

P.O. Box 1111

Youngstown, Ohio 44501-1111

Ladies/Gentlemen:

The undersigned subscriber (the “Subscriber”) offers and agrees to purchase from United Community Financial Corp., an Ohio corporation (the “Company”), that number of common shares, no par value, of the Company (the “Shares”) set forth on the Signature Page of this Agreement at a purchase price of $2.75 per Share and on the terms and conditions described in this Agreement.

The Subscriber, by executing the Signature Page of this Agreement, hereby acknowledges, understands and agrees with, and hereby certifies, represents and warrants to the Company, the following:

1. Access to Information. As a result of the Subscriber’s relationship with the Company, the Subscriber has been given access to all books of account, records and other documents concerning the Company, the Shares and the terms and conditions of this offering. In addition, the Subscriber has had the opportunity to ask questions and receive answers from the executive officers of the Company concerning the Company, the Shares, the terms and conditions of this offering, and any additional information deemed necessary by the Subscriber to verify the accuracy and adequacy of the information provided to the Subscriber by the Company. All questions have been answered to the full satisfaction of the Subscriber.

2. Investment Risks. The Subscriber understands and acknowledges that the Shares are speculative securities and involve a high degree of risk and that no federal or state agency has made any finding or determination as to the fairness for public or private investment in, nor any recommendation or endorsement of, the Shares as an investment. The Subscriber has such knowledge and experience in business and financial matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Shares. The Subscriber’s financial situation is such that the Subscriber can afford a complete loss of the Subscriber’s investment in the Company.

3. Investment Intent Representations; Restrictions on Transfer.

(a) The Subscriber is subscribing for and purchasing the Shares for the Subscriber’s own account, for investment purposes only and not with a present intention of entering into or making any subsequent sale, assignment, conveyance, pledge, hypothecation or other transfer thereof.

(b) The Subscriber has no need for liquidity in this investment and understands that there are restrictions on the subsequent resale or other transfer of the Shares.

(c) The Subscriber understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of any state, but have been offered and sold pursuant to and in reliance upon exemptions from registration thereunder.

(d) The Subscriber understands and acknowledges that, as a consequence of the restrictions on subsequent transfer imposed by the foregoing exemptions, the Shares may not be subsequently sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by a holder thereof except pursuant to (i) an effective registration statement registering the Shares under the Act and under applicable state securities laws or (ii) an opinion of counsel obtained by such holder and which is satisfactory to the Company, that such registration under the Act and under applicable state securities laws is not required for such holder to lawfully effect such subsequent sale, assignment, conveyance, pledge, hypothecation or other transfer. The Subscriber further understands and acknowledges that it must not sell the Shares until either the Company has made public all material information about the Company of which the Subscriber is aware, including information about the intended upcoming capital raise, or such time as such information is no longer material.

(e) The Company reserves and shall have the right to refuse to accept or register the assignment or other transfer of any Shares unless and until the conditions to such assignment or other transfer specified in this Agreement have been satisfied.

4. Accredited Investor Representation. The Subscriber is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Act, and has certified to the Company such status by executing and delivering to the Company an Accredited Investor Questionnaire for Common Shares, which is attached hereto and incorporated herein as Exhibit A.

5. Indemnification. The Subscriber shall indemnify and save harmless the Company and its officers and directors against and from any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees) arising under the Act or under applicable state securities laws as a result of any misrepresentation by the Subscriber contained in, or any failure by the Subscriber to comply with the provisions of, this Agreement.

6. No Termination or Transfer of the Subscription. The Subscriber shall not have the right to terminate, cancel, revoke, assign or transfer this Agreement and the subscription payment represented hereby without the prior written consent of the Company, which consent may, in the complete and sole discretion of the Company, be withheld for any reason.

7. Rejection or Acceptance of this Subscription. The Company shall have the unconditional right, in its complete and sole discretion, to reject this Agreement and the subscription represented thereby at any time. Except as otherwise already exists, the Subscriber shall not be considered a common shareholder of the Company unless and until the Closing of the purchase of the Shares, as described in Section 9 below.

8. Shareholder Approval. The Subscriber understands and agrees that the Shares to be sold by the Company to the Subscriber cannot be sold unless and until a majority of the Company’s shareholders eligible to vote as of the applicable voting record date approve the issuance and sale of the Shares to the Subscriber and all other subscribers who also are Company insiders or affiliates thereof.

9. The Closing. The delivery of and payment for the Shares shall take place at 5:00 p.m., local time, on the business day immediately following the date on which shareholders approve the purchase of the Shares pursuant to Section 8 (such time and date being referred to as the “Closing Time,” the date of the Closing Time being referred to as the “Closing Date” and the consummation of the transaction being referred to as the “Closing”).

10. Delivery of the Shares. At the Closing, the Shares to be purchased by the Subscriber hereunder, registered in the name of the Subscriber, shall be delivered by or on behalf of the Company to the Subscriber, for the Subscriber’s account, against delivery by the Subscriber of the total amount due hereunder in immediately available funds in the form of one or more checks or immediately available funds.

11. Governing Law; Consent to Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Ohio. Any action, suit or proceeding in respect of or arising from or out of this Agreement may be prosecuted as to any one or more of the parties hereto at any Federal or state court having jurisdiction over Mahoning County, Ohio. EACH PARTY TO THIS AGREEMENT JOINTLY AND SEVERALLY CONSENTS TO THE EXERCISE OF JURISDICTION OVER HIS, HER OR ITS PERSON BY ANY COURT SITUATED AT MAHONING COUNTY, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER OF ANY ACTION, SUIT OR PROCEEDING ARISING FROM OR OUT OF OR IN RESPECT OF THIS AGREEMENT. Adequate notice of any such action, suit or proceeding in any such court shall conclusively be deemed to have been given to any one or more of the parties hereto against whom the same is instituted, if given to such party by any manner consistent with the Federal or Ohio Rules of Civil Procedure or any other manner consistent with due process of law.

12. Enforceability. If any provision of this Agreement is held by a court, regulatory agency or other authority of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be invalidated, void, voidable or unenforceable.

13. Authority to Execute; Not in Violation. The Subscriber has all requisite corporate, trustee or other power and authority to execute and deliver this Agreement. This Agreement has been duly and validly executed by the Subscriber, and the execution and delivery by the Subscriber of this Agreement have been duly and validly authorized by all necessary corporate or other applicable action on the part of the Subscriber. The execution and delivery by the Subscriber of this Agreement will not violate any provision of any applicable trust agreement, governing or organizational documents of the Subscriber; or result in the breach of, constitute a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material contract or instrument to which the Subscriber is bound or to which any of its assets is subject; or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Subscriber or any of its assets.

[NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURE PAGE OF

SUBSCRIPTION AGREEMENT

FOR COMMON SHARES OF

UNITED COMMUNITY FINANCIAL CORP.

SUBSCRIPTION INSTRUCTIONS

The Subscriber must complete and execute this Signature Page and the Investor Questionnaire and deliver such documents to United Community Financial Corp., 275 West Federal Street, P.O. Box 1111, Youngstown, Ohio 44501-1111, Attention: Jude J. Nohra, General Counsel & Secretary. On the Closing Date, the Subscriber shall deliver a check or otherwise transfer in immediately available funds to the Company the purchase price of the Shares.

The Subscriber hereby offers and agrees to purchase              Shares at $2.75 per Share for a total purchase price of $            . By the completion and execution of this Signature Page, the Subscriber makes and affirms the certifications, representations and warranties contained in this Agreement.

Date: January , 2013	Address of Principal Place of Business or Residence:

Printed Name of Entity, Trust or Individual

By:

Name and Title, as applicable

Taxpayer Identification Number

ACCEPTANCE

The foregoing Subscription Agreement is accepted by the Company this    th day of January, 2013.

United Community Financial Corp.

By:

Title:	Patrick W. Bevack, President and Chief Executive Officer

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